Calculation of Filing Fee Tables
S-3
MISSISSIPPI POWER CO
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Debt	Mississippi Power Company Senior Notes	457(o)
		Debt	Mississippi Power Company Junior Subordinated Notes	457(o)
		Equity	Mississippi Power Company Preferred Stock	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 74,830,000.00	0.0001381	$ 10,334.02
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Debt	Mississippi Power Company Senior Notes	415(a)(6)						S-3	333-273697	08/17/2023
Carry Forward Securities		Debt	Mississippi Power Company Junior Subordinated Notes	415(a)(6)						S-3	333-273697	08/17/2023
Carry Forward Securities		Equity	Mississippi Power Company Preferred Stock	415(a)(6)						S-3	333-273697	08/17/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 925,170,000.00			S-3	333-273697	08/17/2023	$ 106,534.45
			Total Offering Amounts:				$ 1,000,000,000.00		$ 10,334.02
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 10,334.02
Offering Note
[1]	The Registration Statement to which this Calculation of Filing Fee Table is attached (the "Registration Statement") covers such presently indeterminate principal amount of Senior Notes and Junior Subordinated Notes and such presently indeterminate number of shares of Preferred Stock of Mississippi Power Company (together, the "Securities"), with an aggregate initial offering price not to exceed $1,000,000,000. Pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the "Securities Act"), which permits the registration fee to be calculated on the basis of the maximum offering price of all the securities listed, this Calculation of Filing Fee Table does not specify by each class information as to the amount to be registered, proposed maximum offering price per unit or proposed maximum aggregate offering price.

[2]	Mississippi Power Company previously filed a Registration Statement on Form S-3 (File No. 333-273697) (the "Prior Registration Statement"), which registered an unallocated aggregate offering price of $1,000,000,000 of Securities, $925,170,000 of which remain unsold (the "Unsold Securities"). Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes the Unsold Securities. Of the Unsold Securities, (i) $121,535,000 were originally registered on the Prior Registration Statement, with an associated filing fee of $13,393.21, and (ii) $803,634,500 were initially registered on the Registration Statement on Form S-3 (File No. 333-219651) with an associated filing fee of $93,141.24. Mississippi Power Company is continuing to apply the aggregate filing fee of $106,534.45 previously paid in connection with the Unsold Securities to the Unsold Securities. The net filing fee due of $10,334.02 relates to the $74,830,000 aggregate offering price of newly-registered Securities. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of the Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date